Filed pursuant to Rule 424(b)(3)
Registration No. 333-198881

PROSPECTUS SUPPLEMENT NO. 5
To Prospectus dated February 4, 2015;
Prospectus Supplement No. 1 dated March 5, 2015;
Prospectus Supplement No. 2 dated April 3, 2015;
Prospectus Supplement No. 3 dated April 20, 2015; and
Prospectus Supplement No. 4 dated May 15, 2015

PETROSHARE CORP.
___________________

4,600,000 Shares
of Common Stock
Offered by
PetroShare Corp.
___________________

9,426,003 Shares
of Common Stock
Offered by
Selling Shareholders

This prospectus supplement No. 5 is part of, supplements and updates, and should be read in conjunction with our prospectus dated February 4, 2015, prospectus supplement No. 1 dated March 5, 2015, prospectus supplement No. 2 dated April 3, 2015, prospectus supplement No. 3 dated April 20, 2015, and prospectus supplement No. 4 dated May 15, 2015. The terms "our" and the "Company" refer to PetroShare Corp.

Attached hereto and incorporated by reference herein is our current report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2015. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in the prospectus supplement supersedes the information contained in the prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with the prospectus, dated February 4, 2015, prospectus supplement No. 1, dated March 5, 2015, prospectus supplement No. 2, dated April 3, 2015, prospectus supplement No. 3, dated April 20, 2015, and prospectus supplement No. 4, dated May 15, 2015, with respect to the offering of 4,600,000 shares of common stock offered by the Company and 9,426,003 shares of common stock offered by the selling shareholders.

SEE "RISK FACTORS" BEGINNING ON PAGE 8 OF THE PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 4, 2015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________

Date of Report (Date of earliest event reported): June 4, 2015

PETROSHARE CORP.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	333-198881 (Commission File Number)	46-1454523 (I.R.S. Employer Identification No.)

7200 S. Alton Way, Suite B-220
Centennial, Colorado 80112
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number including area code:  (303) 500-1160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On September 22, 2014, PetroShare Corp. (the "Company") filed a registration statement on Form S-1 along with the Company's prospectus, registering for sale 4,600,000 shares of common stock (the "Offering"). The registration statement was declared effective on February 4, 2015. In accordance with the terms of the prospectus, the Offering was to expire on April 5, 2015, unless extended by the Board of Directors. On April 3, 2015, the Board of Directors unanimously approved the extension of the Offering period for an additional 60 days, until June 5, 2015. On June 4, 2015, the Board of Directors unanimously approved the extension of the Offering period for an additional 30 days, until July 6, 2015.

The Company seeks to raise $4,600,000 under the Offering.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PetroShare Corp.

Date: June 4, 2015	By: /s/ Stephen J. Foley
Stephen J. Foley, Chief Executive Officer